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EXHIBIT 5

203 North LaSalle Street, Suite 1800
Chicago, Illinois 60601-1293
 main 312.368.4000 fax 312.236.7516

June 5, 2003

ERP Operating Limited Partnership
c/o Board of Trustees
Equity Residential
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

        We have served as counsel for ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), the general partner of which is Equity Residential, a Maryland real estate investment trust (the "Company"), in connection with ERP's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission relating to debt securities in a maximum aggregate offering price of $2,000,000,000 (the "Securities") on June 5, 2003. This opinion letter is furnished to you at your request to enable ERP to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        We assume that the classification, if any, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Company, acting as general partner of ERP, consistent with the procedures and terms described in the Registration Statement (each, a "General Partner Action") and in accordance with ERP's Fifth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), and with the applicable law of the State of Illinois.

        For purposes of this opinion letter, we have examined copies of the following documents:

  1.
  An executed copy of the Registration Statement.

  2.
  The Second Amended and Restated Declaration of Trust, as amended, of the Company ("Declaration"), as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

  3.
  The Fourth Amended and Restated Bylaws of the Company ("Bylaws"), as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect.

  4.
  Resolutions of the Board of Trustees of the Company adopted on May 21, 2003, as certified by an Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving the issuance and registration of the Securities and related matters.

  5.
  The Partnership Agreement, as certified as of the date hereof by an Assistant Secretary of the Company, in its capacity as the sole general partner of ERP, as then being complete, accurate and in effect.

        The opinions set forth herein are qualified as stated therein and are qualified further by the following:

  a.
  This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

  b.
  We are admitted to practice law only in the State of Illinois. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois and the laws of the United States of America upon the transactions described herein.

  c.
  In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and (ii) upon representations and warranties of the Company contained in the Registration Statement, as applicable, and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

  d.
  We have assumed, without independent investigation, the competency of the signatories to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

  e.
  The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) a waiver of rights under any usury law may be unenforceable; and (iv) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

        We further assume that:

  a.
  The issuance, sale, amount and terms of Securities to be offered from time to time by ERP, will be duly determined and authorized by proper action of the Board of Trustees (or where permitted, a committee of the Board of Trustees) of the Company as the general partner of ERP in accordance with the Declaration, Bylaws and the Partnership Agreement and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company or ERP and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or ERP.

  b.
  The Registration Statement and any amendments thereto have become effective.

  c.
  Any Securities will be issued under a valid and legally binding indenture (an "Indenture") that conforms to the description thereof set forth in the applicable prospectus or the prospectus supplement made part of the Registration Statement, and will comply with the Declaration, Bylaws and the Partnership Agreement and applicable law.

  d.
  Any underwriting, subscription or purchase agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts enforceable against the parties thereto in accordance with their terms, that conform to the description thereof set forth in the applicable prospectus or the prospectus supplement made part of the Registration Statement.

  e.
  To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, the financial institution to be identified in such agreement (the "Financial Institution") will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Financial Institution and will constitute the valid and legally binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

  f.
  The related Indenture or Indentures, as the case may be, have been duly authorized by appropriate partnership action by ERP and have been duly executed and delivered.

        Based upon, subject to and limited by the foregoing, we are of the opinion that, upon due authorization of the Securities by all necessary partnership action of ERP and all necessary action of the Company, as general partner of ERP, and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Securities have been executed, issued and delivered for value, pursuant to an applicable Underwriting Agreement, if any, and duly authenticated under an Indenture, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be validly issued and legally binding obligations of ERP enforceable against ERP in accordance with their terms.

        We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the

Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We hereby consent (i) to be named in the Registration Statement, and in the prospectus filed as part of the Registration Statement, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

        We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

        This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

Very truly yours,
/s/ PIPER RUDNICK PIPER RUDNICK

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